UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2018

BIOLIFE SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36362	94-3076866
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3303 Monte Villa Parkway, Bothell, WA	98021
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:     (425) 402-1400

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.

On May 18, 2018, BioLife Solutions, Inc. (the “Company”) completed its 2018 annual meeting of stockholders (the “Annual Meeting”). The number of shares of stock entitled to vote at the Annual Meeting was 14,483,394 consisting of 14,145,413 shares of common stock and 337,981 shares of unvested restricted stock (collectively, the “Voting Stock”). The number of shares of Voting Stock present or represented by valid proxy at the Annual Meeting was 12,843,566 shares. All matters submitted to a vote of the Company’s stockholders at the Annual Meeting were approved, and Raymond Cohen, Thomas Girschweiler, Andrew Hinson, Michael Rice, and Joseph Schick were elected as directors.

The following is a tabulation of the voting on the proposals presented at the Annual Meeting:

(i) To elect five (5) directors, each of whom will be elected for a term of one year, or until the election and qualification of their successors.

Nominee	Shares Voted For	Shares Withheld	Broker Non-Vote
Raymond Cohen	8,585,982	21,598	4,235,986
Thomas Girschweiler	8,586,341	21,239	4,235,986
Andrew Hinson	8,551,004	56,576	4,235,986
Michael Rice	8,586,373	21,207	4,235,986
Joseph Schick	8,585,966	21,614	4,235,986

(ii) To ratify the appointment by the Company’s Board of Directors of Peterson Sullivan LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

Shares Voted For	Shares Voted Against	Shares Abstaining	Broker Non-Vote
12,710,675	93,014	39,877	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioLife Solutions, Inc.

Date: May 23, 2018	By:	/s/ Roderick de Greef
Roderick de Greef
Chief Financial Officer